
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1000

<PERIOD-TYPE>                   YEAR
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-END>                               DEC-31-1996
<CASH>                                          50,674
<SECURITIES>                                         0
<RECEIVABLES>                                  342,817<F1>
<ALLOWANCES>                                    16,700
<INVENTORY>                                     89,411
<CURRENT-ASSETS>                               503,920
<PP&E>                                         481,755
<DEPRECIATION>                                 307,536
<TOTAL-ASSETS>                                 756,347
<CURRENT-LIABILITIES>                          273,116
<BONDS>                                         29,764
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         5,736
<OTHER-SE>                                     441,527
<TOTAL-LIABILITY-AND-EQUITY>                   756,347
<SALES>                                        725,828
<TOTAL-REVENUES>                             1,095,333
<CGS>                                          465,645
<TOTAL-COSTS>                                  691,908
<OTHER-EXPENSES>                               472,149<F2>
<LOSS-PROVISION>                               (2,049)<F3>
<INTEREST-EXPENSE>                               5,137
<INCOME-PRETAX>                               (66,112)
<INCOME-TAX>                                   (3,000)
<INCOME-CONTINUING>                           (69,112)
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (69,112)
<EPS-PRIMARY>                                   (1.46)
<EPS-DILUTED>                                   (1.46)

<F1>Accounts receivable in the Consolidated Balance Sheet is shown net of allowance for doubtful accounts.
<F2>Other expenses include Product development expenses, Sales and marketing expenses, General and administrative expenses, and Nonrecurring operating charges.
<F3>The provision for doubtful accounts is included in Other expense above.  The
Company provides its allowance for doubtful accounts on a specific identification basis. In 1996, significant improvement in collection prospects on several large accounts occurred, resulting in reversal of amounts previously provided in the allowance for doubtful accounts.

